UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)	September 22, 2006
APARTMENT INVESTMENT AND MANAGEMENT COMPANY
(Exact name of registrant as specified in its charter)

MARYLAND	1-13232	84-1259577

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
AIMCO PROPERTIES, L.P.
(Exact name of registrant as specified in its charter)

DELAWARE	0-24497	84-1275621

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)
4582 SOUTH ULSTER STREET PARKWAY
SUITE 1100, DENVER, CO 80237
(Address of principal executive offices)       (Zip Code)

Registrant’s telephone number, including area code	(303) 757-8101
NOT APPLICABLE

(Former name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01. Entry Into a Material Definitive Agreement.
     The information set forth under Item 5.02 of this report is incorporated herein by reference.
ITEM 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.
     On September 22, 2006, Apartment Investment and Management Company (“Aimco”) announced the appointment of Scott W. Fordham as senior vice president and chief accounting officer. Mr. Fordham will also serve as chief accounting officer of AIMCO-GP, Inc., the general partner of Aimco’s operating partnership, AIMCO Properties, L.P. (“Aimco OP”). Mr. Fordham will join Aimco as senior vice president not later than January 8, 2007, and will report to Thomas M. Herzog, Executive Vice President and Chief Financial Officer.
     Robert Y. Walker, IV, the current chief accounting officer of Aimco and AIMCO-GP, Inc., will become the chief financial officer for conventional property operations, in a dual reporting relationship to Jeff Adler, Executive Vice President — Conventional Property Operations and to Mr. Herzog. Until Mr. Fordham’s start date, Mr. Walker will continue to serve as chief accounting officer of Aimco and AIMCO-GP, Inc. Mr. Walker has served as chief accounting officer of Aimco and AIMCO-GP, Inc. since August 2005, and was promoted from senior vice president to executive vice president in July 2006.
     Mr. Fordham, 38, is a certified public accountant. From January 2006 to the present, Mr. Fordham has served as vice president and chief accounting officer of Brandywine Realty Trust. Prior to the merger of Prentiss Properties Trust with Brandywine Realty Trust, Mr. Fordham served as senior vice president and chief accounting officer of Prentiss Properties Trust and was in charge of the corporate accounting and financial reporting groups. Prior to joining Prentiss Properties Trust in 1992, Mr. Fordham worked in public accounting with PricewaterhouseCoopers LLP. None of the companies where Mr. Fordham has worked in the previous five years is a parent, subsidiary or other affiliate of Aimco or Aimco OP. Mr. Fordham has no family relationship with any director, executive officer, or any person nominated or chosen by Aimco or Aimco OP to become a director or executive officer of Aimco or Aimco OP.
     Aimco has agreed to pay Mr. Fordham a base salary of $250,000 per year. Mr. Fordham will also receive a new-hire cash bonus of $200,000 payable on the date Mr. Fordham begins employment with Aimco. For 2007, Mr. Fordham will be paid a cash performance bonus, which is guaranteed to be at least $250,000. In addition, if Mr. Fordham begins employment in 2006, he will be eligible for a discretionary cash performance bonus for 2006 of up to $50,000. Also, on the date Mr. Fordham begins employment with Aimco, subject to the approval of Aimco’s Compensation and Human Resources Committee, he will receive two grants of restricted stock. The first grant will be a number of whole shares equal to $250,000 divided by the average closing price of Aimco common stock on the New York Stock Exchange over the 30 trading days immediately prior to his start date (the “Average Price”). This grant of restricted stock will vest on the one-year anniversary of the grant date. The second grant will be a number of shares equal to $500,000 divided by the Average Price. The restricted shares subject to this grant will vest annually over five years — 20% on each anniversary of the grant date, beginning with the first anniversary. If Mr. Fordham’s employment is terminated by Aimco (other than for cause) then the vesting of the restricted shares will accelerate and all unvested shares will become immediately vested. If, during the vesting period, Aimco terminates Mr. Fordham’s employment for cause or he voluntarily terminates his employment with Aimco for any reason, he will immediately forfeit all unvested restricted shares. During the vesting period, Mr. Fordham will be entitled to dividends on the restricted shares when and as declared by Aimco’s Board of Directors. On his start date and also subject to the approval of Aimco’s Compensation and Human Resources Committee, he will also receive a non-qualified stock option to purchase the same number of shares as are subject to the second grant of restricted stock, at an exercise price equal to the closing price of Aimco common stock on the last business day immediately prior to his start date. The option will vest annually over five years — 20% on each anniversary of the grant date, beginning with the first anniversary. Except for Mr. Fordham’s currently proposed employment arrangements, since January 1, 2005, there have not been any transactions, nor are there any currently proposed transactions, to which Aimco or Aimco OP or any of its subsidiaries was or is to be a party, in which the amount involved exceeds $60,000 and in which Mr. Fordham had, or will have, a direct or indirect material interest.
     A copy of Aimco’s press release, dated September 22, 2006, is filed as Exhibit 99.1 to this report and is incorporated herein by reference.

ITEM 9.01. Financial Statements and Exhibits.
(d)	The following exhibits are filed with this report:

Exhibit Number	Description
99.1	Press Release, dated September 22, 2006, of Apartment Investment and Management Company.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 22, 2006

APARTMENT INVESTMENT AND MANAGEMENT COMPANY
By:	/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.
Dated: September 22, 2006

AIMCO PROPERTIES, L.P.
By:	AIMCO-GP, INC., Its General Partner

By:	/s/ Thomas M. Herzog
Thomas M. Herzog
Executive Vice President and Chief Financial Officer

Exhibit Index

Exhibit Number	Description
99.1	Press Release, dated September 22, 2006, of Apartment Investment and Management Company.